UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Groupon, Inc.

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This Amendment No. 1 to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Groupon, Inc. (the “Company”) with the Securities and Exchange Commission on April 29, 2013 supplements the description of the Company’s 2011 Plan in the “APPROVAL OF THE AMENDMENT TO THE 2011 INCENTIVE PLAN” proposal (the “2011 Plan Proposal”) and in Appendix A to the Proxy Statement. Except as amended or supplemented by the information contained herein, all information contained in the 2011 Plan Proposal regarding the 2011 Incentive Plan, including the 2011 Incentive Plan filed as Appendix A to the Proxy Statement, remains accurate and should be considered in casting your vote in person or by proxy at the annual meeting.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement.

The 2011 Plan Proposal is hereby supplemented with additional information pertaining to the Company’s grant of 1,200,000 restricted stock units (RSUs) to Kal Raman on January 28, 2013. Because that award was in excess of the current 1,000,000 share calendar year per person award limit in our 2011 Plan, 200,000 RSUs are subject to approval by stockholders of the amendment to the 2011 Plan, which increases the annual per person award limit to 7,500,000 shares. If the 2011 Plan Proposal is approved, the amendment to the 2011 Incentive Plan will be effective as of January 1, 2013 (not as of June 13, 2013 as previously disclosed) and the grant of 200,000 RSUs to Mr. Raman will be ratified.

What benefits will be received by our directors, officers and employees under the 2011 Plan, as amended?

New Plan Benefits

Other than the annual grant of restricted stock units and the award of deferred stock units to our non-employee directors under our Non-Employee Directors’ Compensation Plan and the grant of RSUs to Mr. Raman (as set forth in the table below), equity-based or cash compensation awards to be granted in the future to eligible individuals, including current and future employees, officers and directors, under the 2011 Plan as amended cannot be determined at this time, as actual awards will be made at the discretion of the Compensation Committee. For an understanding of the equity-based compensation awards made in the past to our executives under the 2010 Plan and 2011 Plan, see the Grants of Plan-Based Awards in Fiscal Year 2011 table and the Outstanding Equity Awards at 2011 Fiscal Year-End table.

Name and Position	Dollar Value of RSUs		Number of RSUs		Dollar Value of Deferred Stock Units		Number of Deferred Stock Units
Kal Raman, Chief Operating Officer(1)	1,272,000		200,000		N/A		N/A
Executive Group(1)	1,272,000		200,000		N/A		N/A
Non-Employee Director Group	700,000	(2)	110,062	(3)	700,000	(4)	110,062	(5)
Non-Executive Officer Employee Group	N/A		N/A		N/A		N/A

(1)	Represents 200,000 RSUs granted to Kal Raman that will be ratified if the 2011 Plan Proposal is approved by stockholders. If the 2011 Plan Proposal is not approved by stockholders, the initial grant of 200,000 extra RSUs to Mr. Raman (above the annual per person limit in the current 2011 Plan) will be deemed void and the 200,000 RSUs will instead likely be granted to Mr. Raman in 2014.
(2)	For 2013, each of our non-employee directors will receive a restricted stock unit award equal in value to $100,000 on the grant date, exclusive of Committee Chair retainer.
(3)	Estimated, using the closing price per share of Class A common stock of $6.36 on April 23, 2013 (solely for purposes of demonstration).

(4)	Calculated based on the percentage of each non-employee director’s annual cash retainer that he or she elected to defer into a quarterly award of deferred stock units for 2013, exclusive of committee chair retainer.
(5)	Estimated, using the closing price per share of Class A common stock of $6.36 on April 23, 2013 (solely for purposes of demonstration).

What happens if the amendment to the 2011 Plan does not receive stockholder approval?

If we do not obtain requisite stockholder approval of the amendment to our 2011 Plan as described above, the current 2011 Plan will remain in effect. In addition, the award of 1,200,000 RSUs granted to Kal Raman on January 28, 2013 would be reduced to 1,000,000 RSUs, the current annual per person award limit contained in the 2011 Plan.

Changes to Appendix A

The title of the 2011 Incentive Plan contained in Appendix A to the Proxy Statement is hereby modified to reflect the January 1, 2013 effective date of the amendment, if approved by stockholders, as follows: “GROUPON, INC. 2011 INCENTIVE PLAN AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2013.”

Other Matters

Please Note: If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 13, 2013. On May 3, 2013, we mailed a Notice of Internet Availability of Proxy Materials to certain of our stockholders. The Notice contains instructions about how to access our proxy materials, including this Amendment No. 1 to the Proxy Statement, and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, you may request paper or e-mail copies as follows:

•	By telephone: 1-800-579-1639 and follow the instructions;

•	By Internet: got to www.proxyvote.com and follow the instructions; or

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By E-Mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice of Internet Availability of Proxy Materials in the subject line.

If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.